As filed with the Securities and Exchange Commission on November 4, 2005.

Registration File Number:

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1185 Immokalee Road Naples, Florida 34145 (239) 254-2100	59-3535315
(State or other jurisdiction of incorporation or organization)	(Address and telephone number of principal executive offices)	(IRS Employer Identification No.)

BANCSHARES OF FLORIDA, INC.

BANK OF FLORIDA FOUNDING DIRECTORS WARRANT PROGRAM

Michael L. McMullan

President and Chief Executive Officer

1185 Immokalee Road

Naples, Florida 34145

(239) 254-2100

(Name, address and telephone number of agent for service)

Copies requested to:

A. George Igler, Esq. or Richard L. Pearlman, Esq.

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

Telephone: (850) 878-2411

Facsimile: (850) 878-1230

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value	34,526 shares	$10.00	$345,260	$40.64

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Bancshares of Florida, Inc. (“Bancshares of Florida”) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents:

1.	Bancshares of Florida’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

2.	Bancshares of Florida’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005; and

3.	Bancshares of Florida’s Current Reports on Form 8-K since December 31, 2004, filed on January 28, 2005, April 15, 2005, April 28, 2005, May 16, 2005, May 26, 2005, July 26, 2005, July 27, 2005, August 25, 2005, October 26, 2005 and October 28, 2005

Item 4. Description of Securities.

The description of Bancshares of Florida’s common stock contained in Bancshares of Florida’s First Amendment to Registration Statement on Form S-2/A, as filed with the Securities and Exchange Commission on May 7, 1999, Registration File No. 333-74997, is hereby incorporated by reference.

Item 5. Interest of Named Experts and Counsel.

The validity of the common stock registered hereby will be passed upon by Igler & Dougherty, P.A., Tallahassee, Florida.

Item 6. Indemnification of Directors and Officers.

The description of the indemnification provisions of Bancshares of Florida’s Articles of Incorporation, Bylaws, and Florida law contained in Bancshares of Florida’s First Amendment to Registration Statement on Form S-3/A, as filed with the Securities and Exchange Commission on August 5, 2005, Registration File No. 333-125230, is hereby incorporated by reference.

Item 8. Exhibits.

The following exhibits are filed with the Securities and Exchange Commission and are incorporated by reference into this Form S-8. The exhibits which are denominated by (a.) were previously filed as a part of Amendment No. 1 to Form SB-2, filed with the SEC on May 7, 1999 and those denominated by (b.) were previously filed as a part of Form SB-2, filed with the SEC on December 28, 2001.

a.4.1	Specimen Common Stock Certificate

b.4.2	Stock Purchase Warrant (2002 Offering)

5.1	Opinion of Igler & Dougherty, P.A.

23.1	Consent of KPMG LLP

23.2	Consent of Hill, Barth & King, L.L.C.

23.3	Consent of Igler & Dougherty, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

Item 9. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration

Statement; provided, however, that the undertakings set forth in paragraphs(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities at that time be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes, that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naples, Florida on October 18, 2005.

BANCSHARES OF FLORIDA, INC.

By:	/s/ Michael L. McMullan
Michael L. McMullan
President and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. McMullan, Martin P. Mahan and David G. Wallace and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on October 18, 2005.

Signature	Title	Date
/s/ Donald R. Barber Donald R. Barber	Director	October 18, 2005

/s/ Joe B. Cox Joe B. Cox	Director	October 18, 2005

/s/ Earl L. Frye Earl L. Frye	Chairman and Director	October 18, 2005

Signature	Title	Date
/s/ H. Wayne Huizenga, Jr. H. Wayne Huizenga, Jr.	Director	October 18, 2005

/s/ John B. James John B. James	Director	October 18, 2005

/s/ LaVonne Johnson LaVonne Johnson	Director	October 18, 2005

/s/ Edward Kaloust Edward Kaloust	Director	October 18, 2005

/s/ Martin P. Mahan Martin P. Mahan	Director, Chief Operating Officer, Executive Vice President	October 18, 2005

/s/ Michael L. McMullan Michael L. McMullan	President, Principal Executive Officer, Director	October 18, 2005

/s/ Harry K. Moon, MD Harry K. Moon, MD	Director	October 18, 2005

	Director	October 18, 2005
Michael T. Putziger

/s/ Richard Rochon Richard Rochon	Director	October 18, 2005

/s/ Ramon A. Rodriguez Ramon A. Rodriguez	Director	October 18, 2005

Signature	Title	Date
/s/ Terry W. Stiles Terry W. Stiles	Director	October 18, 2005

/s/ David G. Wallace David G. Wallace	Principal Financial Officer and Executive Vice President	October 18, 2005